                                                                    Exhibit 3.13

                                     FORM OF

                     AGREEMENT OF LIMITED LIABILITY COMPANY

                                       OF

                        [-----------------------------],

                      A DELAWARE LIMITED LIABILITY COMPANY



                               Dated as of -, 200-
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                                TABLE OF CONTENTS


                                                                            Page
                                                                            ----
1.    Name.................................................................    1

2.    Purpose and Powers...................................................    1

3.    Registered Office and Agent..........................................    1

4.    Principal Place of Business..........................................    2

5.    Member...............................................................    2

6.    Initial Capital Contributions........................................    2

7.    Additional Contributions.............................................    2

8.    Tax Matters..........................................................    2

9.    Management of the Company............................................    2

10.   Committees and Officers..............................................    3

11.   Distributions........................................................    5

12.   Admission of Additional or Substitute Members........................    5

13.   Dissolution..........................................................    5

14.   Distributions upon Dissolution.......................................    5

15.   Liability of the Members.............................................    5

16.   Benefits of the Agreement............................................    5

17.   Headings.............................................................    5

18.   Amendments...........................................................    5

19.   Governing Law........................................................    5

20.   Severability.........................................................    5

                                     FORM OF

                     AGREEMENT OF LIMITED LIABILITY COMPANY

                                       OF

                        [_____________________________],

                      A DELAWARE LIMITED LIABILITY COMPANY


            AGREEMENT OF LIMITED LIABILITY COMPANY (this "Agreement") of [_____________________________] (the "Company"), dated as of -, 200-, by and among Macquarie Infrastructure Company LLC, a Delaware limited liability company, as a member of the Company (the "Managing Member"), and any other person hereafter admitted to the Company as a member pursuant hereto (each a "Member" and collectively with the Managing Member, the "Members").

                              Preliminary Statement

            The Managing Member desires to form a limited liability company pursuant to and in accordance with the Delaware Limited Liability Company Act, 6 Del. C. Sections 18-101, et seq., as amended from time to time (the "Act"), and hereby declares the following to be the Limited Liability Company Agreement of such limited liability company:

            1. Name. The name of the limited liability company formed hereby and by the filing of the Certificate of Formation of the Company with the Delaware Secretary of State is [_____________________________].

            2. Purpose and Powers. The purpose of the Company is to engage in any activity for which limited liability companies may be organized in the State of Delaware. The Company shall possess and may exercise all of the powers and privileges granted by the Act or by any other law or by this Agreement, together with any powers incidental thereto, so far as such powers and privileges are necessary or convenient to the conduct, promotion or attainment of the business purposes or activities of the Company. Notwithstanding any other provision of this Agreement or the Act, the Company, and the Managing Member or any Officer (as defined in Section 10), on behalf of the Company, may enter into and perform the Management Services Agreement [list of other agreements to be entered into] and any other documents or agreements to which the Company is a party or by which it is bound, and all documents, agreements, certificates, instruments or financing statements contemplated thereby or related thereto, and all amendments thereto, all without further act, vote or approval of any Member, Officer or other person or entity; provided, however, that the foregoing authorization shall not be deemed a restriction on the powers of the Managing Member or any Officer to enter into documents, agreements, certificates or instruments on behalf of the Company in accordance with the provisions of this Agreement.

            3. Registered Office and Agent. The address of the Company's registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, in the City of

Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

            4. Principal Place of Business. The principal executive offices of the Company shall be at 600 Fifth Avenue, 21st Floor, New York, NY 10020.

            5. Member. The name and address of the Managing Member, which is hereby admitted as a member of the Company simultaneously with its execution of this Agreement, is as follows:

            Name                                    Address
            ----                                    -------
            Macquarie Infrastructure Company LLC    600 Fifth Avenue, 21st Floor
                                                    New York, NY 10020

            6. Initial Capital Contributions. The Managing Member has made a capital contribution to the Company in the amount set forth in the books and records of the Company.

            7. Additional Contributions. No Member shall have any obligation to make additional capital contributions to the Company.

            8. Tax Matters. The Managing Member intends that, for so long as the Company only has one member, the Company not be treated as an association for federal and all relevant state tax purposes and that the activities of the Company be deemed to be activities of the Managing Member for such purposes. All provisions of the Company's Certificate of Formation and this Agreement are to be construed so as to preserve that tax status. The Managing Member is hereby authorized to file any necessary elections with any tax authorities and shall be required to file any necessary tax returns on behalf of the Company with any such tax authorities.

            9. Management of the Company. The business and affairs of the Company shall be managed by the Managing Member, who shall have the power and authority, on behalf of the Company, to take any action of any kind not inconsistent with the provisions of this Agreement and to do anything and everything it deems necessary or appropriate, itself or through its officers, agents, representatives and affiliates, to carry on the business and purposes of the Company, including, but not limited to, the following:

                  (a) to manage and direct the business affairs of the Company, to do any and all acts on behalf of the Company and to exercise all rights of the Company with respect to its interest in any other person, corporation, partnership or other entity, including, without limitation, the voting of securities, exercise of redemption rights, participation in arrangements with creditors, the institution, defense and settlement or compromise of suits and administrative proceedings and other like or similar matters;

                  (b) to acquire, own, lease, sublease, manage, hold, deal in, control or dispose of any interests or rights in real or personal property;

                  (c) to hire employees, consultants, attorneys, accountants, appraisers and other advisors for the Company;

                  (d) to open, maintain and close bank accounts and draw checks or other orders for the payment of funds;

                  (e) to borrow money or obtain credit from banks, lending institutions or any other person;

                  (f) to assume obligations, incur liabilities, lend money or otherwise use the credit of the Company;

                  (g) to organize or to contact with one or more corporations or other entities to hold record title, as nominee for the Company, to securities, funds or other assets of the Company;

                  (h) to make and perform such other agreements and undertakings as may be necessary or advisable to the carrying out of any of the foregoing powers, objects or purposes;

                  (i) to bring and defend actions and proceedings at law or in equity or before any governmental, administrative or other regulatory agency, body or commission; and

                  (j) to carry on any other activities necessary to, in connection with or incidental to any of the foregoing or the Company's business.

            There shall not be a "manager" (within the meaning of the Act) of the Company. The Managing Member is, to the extent of its rights and powers set forth in this Agreement, an agent of the Company for the purpose of the Company's business, and the actions of the Managing Member taken in accordance with such rights and powers shall bind the Company.

            10. Committees and Officers.

                  (a) The Managing Member may designate one or more committees, each to consist of one or more of the Members.

                  (b) The Managing Member may designate one or more officers of the Company (each an "Officer") with the powers provided in this Section 10 and otherwise expressly provided in this Agreement and such additional powers and terms as the Managing Member may determine. The Officers of the Company shall consist of a Chief Executive Officer, a Secretary and a Treasurer, and such other Officers, as the Managing Member may from time to time designate. The initial Officers of the Company shall be:

            Chief Executive Officer       Peter Stokes

            Secretary                     David Mitchell

            Treasurer                     David Mitchell

The powers and duties of each Officer shall be as follows:

            Chief Executive Officer. The Chief Executive Officer shall also act as the President of the Company. Subject to the control of the Managing Member, the Chief Executive Officer shall be responsible for the day-to-day management of the business and affairs of the Company. The Chief Executive Officer shall have the power to sign alone (unless the Managing Member shall specifically require an additional signature) all contracts in the name and on behalf of the Company. The Chief Executive Officer also shall perform all duties and enjoy all other powers as generally are incident to the position of a president of a corporation organized under the General Corporation Law of the State of Delaware (the "DGCL"), subject, however, to the control of the Managing Member.

            The Secretary. The Secretary shall have all such powers and duties as generally are incident to the position of a secretary of a corporation organized under the DGCL or as may from time to time be assigned to him or her by the Managing Member or the Chief Executive Officer.

            The Treasurer. The Treasurer shall have custody of the Company's funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Company and shall deposit or cause to be deposited moneys or other valuable effects in the name and to the credit of the Company in such depositories as may be designated by the Managing Member. The Treasurer shall also maintain adequate records of all assets, liabilities, and transactions of the Company and shall see that adequate audits thereof are currently and regularly made. The Treasurer shall have such other powers and perform such other duties that generally are incident to the position of a treasurer of a corporation organized under the DGCL or as may from time to time be assigned to him or her by the Managing Member or the Chief Executive Officer.

Each of the Officers of the Company shall be an "authorized person" within the meaning of the Act for purposes of executing, delivering and filing with the Delaware Secretary of State the Company's Certificate of Formation and any amendments thereto and restatements thereof.

            (c) Unless otherwise provided in this Section 10, the Company shall indemnify, save harmless, and pay all judgments and claims against the Managing Member or any Officer relating to any liability or damage incurred by reason of any act performed or omitted to be performed by the Managing Member or any Officer in connection with the business of the Company, including reasonable attorneys' fees incurred by the Managing Member or any Officer in connection with the defense of any action based on any such act or omission, which attorneys' fees may be paid as incurred. Unless otherwise provided in this
Section 10, in the event of any action by any Member against the Managing Member or any Officer, including a derivative suit, the Company shall indemnify, save harmless, and pay all expenses of the Managing Member or such Officer, including reasonable attorneys' fees incurred in the defense of such action. Notwithstanding the provisions of this Section 10, this Section shall be enforced only to the maximum extent permitted by law and no Managing Member or Officer shall be indemnified from any liability for the fraud, intentional misconduct, gross negligence or a knowing violation of the law that was material to the cause of action.

            11. Distributions. Distributions shall be made to the Members at the times and in the aggregate amounts determined by the Managing Member.

            12. Admission of Additional or Substitute Members. The Company may admit substitute or additional members at the Managing Member's discretion.

            13. Dissolution. The Company shall dissolve, and its affairs shall be wound up, upon the earliest to occur of (a) the unanimous decision of the Members, or (b) an event of dissolution of the Company under the Act; provided, however, that within ninety (90) days following any event terminating the continued membership of the last remaining Member in the Company, if the Personal Representative (as defined in the Act) of such Member agrees in writing to continue the Company and to admit itself or some other person or entity as a member of the Company effective as of the date of the occurrence of the event that terminated the continued membership of such Member in the Company, then the Company shall not be dissolved and its affairs shall not be wound up.

            14. Distributions upon Dissolution. Upon the occurrence of the dissolution of the Company under Section 13 hereof, the Members shall be entitled to receive, after the Managing Member has paid or made reasonable provision for the payment of all of the Company's creditors to the extent required by Section 18-804 of the Act, the remaining funds of the Company.

            15. Liability of the Members. The Members shall not have any liability for the obligations or liabilities of the Company except to the extent expressly provided in the Act.

            16. Benefits of the Agreement. None of the provisions of this Agreement shall be for the benefit of or enforceable by any creditor of the Company or of any Member.

            17. Headings. The titles of the Sections of this Agreement are for convenience of reference only and shall not define or limit any of the provisions of this Agreement.

            18. Amendments. This Agreement may be amended only by written instrument executed by the Members.

            19. Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED UNDER THE LAWS OF THE STATE OF DELAWARE.

            20. Severability. Except as otherwise provided in the succeeding sentence, every term and provision of this Agreement is intended to be severable, and if any term or provision of this Agreement is illegal or invalid for any reason whatsoever, such illegality or invalidity shall not affect the legality or validity of the remainder of this Agreement. The preceding sentence shall be of no force or effect if the consequence of enforcing the remainder of this Agreement without such illegal or invalid term or provision would be to cause any party to lose the benefit of its economic bargain.

            IN WITNESS WHEREOF, the undersigned has caused this Agreement of Limited Liability Company to be executed as of the ____ day of ________________, 200-

                                    MACQUARIE INFRASTRUCTURE COMPANY LLC

                                    By:
                                        ----------------------------------------
                                        Name:
                                        Title:

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                                    EXHIBIT A

                            CERTIFICATE OF FORMATION



                                      A-1